UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
April 17, 2023
Date of report (Date of earliest event reported)
________________________________________
________________________________________
SEI INVESTMENTS COMPANY
(Exact name of registrant as specified in its charter)
________________________________________

Pennsylvania	0-10200	23-1707341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1 Freedom Valley Drive
Oaks, Pennsylvania 19456
(Address of Principal Executive Offices and Zip Code)
(610) 676-1000
(Registrant's Telephone Number, Including Area Code)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SEIC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
In April 2021, the Company entered into a five-year $325 million Credit Agreement (the Credit Facility) with Wells Fargo Bank, N.A., and a syndicate of other lenders. Any borrowings made under the Credit Facility will accrue interest at rates that, at the Company's option, are based on a base rate (the Base Rate) plus a premium that can range from 0.25% to 1.00% or the London InterBank Offered Rate (LIBOR) plus a premium that can range from 1.25% to 2.00% depending on the Company’s Leverage Ratio (a ratio of consolidated indebtedness to consolidated EBITDA for the four preceding fiscal quarters, all as defined in the related agreement). The Base Rate is defined as the highest of a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.50%, b) the prime commercial lending rate of Wells Fargo, c) the applicable LIBOR plus 1.00%, or d) 0%. The Credit Facility included fallback language clearly defining an alternative reference rate which provides for specified replacement rates, including the Secured Overnight Financing Rate (SOFR), upon a LIBOR cessation event.
On Monday, April 17, 2023, the Company and the lenders amended the Credit Facility to add SOFR as an alternative reference rate for borrowings in place of LIBOR. All other terms and conditions of the original agreement remain in effect.
A copy of the amended agreement is furnished as Exhibit 10.27.1 and incorporated in this Item 2.03 by reference.

Item 8.01. Other Events.
On Tuesday, April 18, 2023, the Board of Directors of SEI Investments Company approved an increase in its stock repurchase program by an additional $250 million, increasing the available authorization under the program to approximately $263 million.
A copy of the press release is furnished as Exhibit 99.1 and incorporated in this Item 8.01 by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

10.27.1
First Amendment to Credit Agreement dated as of April 17, 2023 among SEI Investments Company, the Lenders, U.S. Bank National Association, as Syndication Agent, Bank of America, N.A., Citizens Bank, N.A., Manufacturers and Traders Trust Company and Regions Bank, as Documentation Agents, and Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press Release dated April 18, 2023 of SEI Investments Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEI INVESTMENTS COMPANY

Date:	April 18, 2023	By:	/s/ Dennis J. McGonigle
Dennis J. McGonigle Chief Financial Officer